UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2018

GLOBAL SEED CORPORATION
Exact name of registrant as specified in its charter

Texas	333-177157	27-3028235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3905, Vanke ITC Center, Changan, Dongguan. China	523845
(Address of principal executive offices)	(Zip Code)

(852) 65533834
Registrant’s telephone number, including area code

2386 S. Diary Ashford Ste 502, Houston, Texas 77077
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01	Changes in Control of Registrant.

On May 21, 2018, Leung Kwok Hei, Chi Siu On, Leung Siu Hung and Chan Hiu (collectively, the “Purchasers”) entered into a Share Purchase Agreement (the “Purchase Agreement”) with various holders (the “Sellers”) of the common stock of Global Seed Corporation, a Texas company (the “Company”). Pursuant to the terms of the Purchase Agreement, the Sellers transferred to the Purchasers certain of their shares of common stock of the Company, par value $0.0001 per share (“Common Stock”), or an aggregate of 4,492,000 shares of Common Stock (such transaction, the “Share Purchase”). The Share Purchase was closed on June 1, 2018.

At the closing of the Share Purchase, there was a change in our board and executive officers. Ms. Jia Tian, sole director, President, Treasurer and Secretary of the Company appointed Leung Kwok Hei to serve as director and Chief Executive Officer and Chan Hiu as director and Chief Financial Officer of the Company, with such appointment effective on June 1, 2018. Ms. Jia Tian resigned from all her positions with the Company effective on June 1, 2018. The bios of the new directors and executive officers of the Company are incorporated by reference from the Company’s Information Statement on Schedule 14F-1 filed with the Securities and Exchange Commission on May 22, 2018.

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 5.01 of this Current Report on Form 8-K is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Seed Corporation

Dated: June 7, 2018	By:	/s/ Leung Kwok Hei
	Name:	Leung Kwok Hei
	Title:	Chief Executive Officer

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